UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On March 15, 2011, David Hartley notified Invesco Ltd. (the "Company") that he intended to resign as group controller and chief accounting officer of the Company to pursue another opportunity.  Mr. Hartley will leave the Company on April 29, 2011, and will work with his successor in the interim to ensure a smooth transition of the Company’s accounting responsibilities. Mr. Hartley’s resignation is not the result of any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting.

(c)           Effective as of April 29, 2011, the Company has appointed Roderick G. H. Ellis as group controller and chief accounting officer, reporting to Loren M. Starr, the Company's senior managing director and chief financial officer. Mr. Ellis, age 44, has been employed by the Company since 1996, having served most recently as global director, financial planning and analysis, and treasurer from May 2007 to the present and as director of finance, Europe from 2000 to 2007. From 1996 to 2000, Mr. Ellis served in Hong Kong as Invesco’s director of finance, Asia. Previously, Mr. Ellis was an audit manager with KPMG in the U.K. and Hong Kong for eight years, where he was responsible for the audits of numerous financial services companies. Mr. Ellis has more than 22 years of experience in many aspects of financial accounting, auditing, internal control and accounting management. He received a BA in economic and social history from the University of Sheffield, England in 1988. Mr. Ellis is also a member of the Institute of Chartered Accountants in England & Wales.

As of the time of the filing of this report, Invesco has not entered into any material plan, contract or arrangement to which Mr. Ellis is a party or in which he participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, the registrant will file an amendment to this report within four business days thereof.

There is no arrangement or understanding between Mr. Ellis and any other persons pursuant to which Mr. Ellis was selected as group controller and chief accounting officer. There are no family relationships between Mr. Ellis and any of the Company's directors, executive officers or other key personnel reportable under Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Mr. Ellis reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Kevin M. Carome
Senior Managing Director and
General Counsel

Date: March 18, 2011